         As filed with the Securities and Exchange Commission on August 14, 2000
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         NEXT LEVEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                    6085 State Farm Drive                          94-3342408
(State of Incorporation)       Rohnert Park, California 94928        (I.R.S. Employer Identification No.)
                          (Address of Principal Executive Offices)

                             -----------------------

                           1999 Equity Incentive Plan
                            (Full Title of the Plan)

                             -----------------------

                                James T. Wandrey
                Senior Vice President and Chief Financial Officer
                         NEXT LEVEL COMMUNICATIONS, INC.
                              6085 State Farm Drive
                         Rohnert Park, California 94928
                                 (707) 584-6820
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             Christopher L. Kaufman
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600

                             -----------------------

                               Calculation of Registration Fee
==================================================================================================
                                                                        Proposed
                                                       Proposed         Maximum
                                       Number of       Maximum         Aggregate       Amount of
     Title of Securities to be       Shares to be   Offering Price     Offering      Registration
            Registered                Registered      Per Share(1)      Price(1)         Fee(1)
--------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value......    3,900,000         N/A           $279,677,625     $73,835
==================================================================================================

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the aggregate price ($266,033,625) at which outstanding options to purchase an aggregate of 3,708,000 shares may be exercised, and (ii) pursuant to Rule 457(c) for the remaining 192,000 shares registered hereunder (the average ($71.0625) of the high ($73.00) and low ($69.125) prices for the Company's Common Stock quoted on the Nasdaq National Market on August 11, 2000).

                                       I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                       II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Next Level Communications, Inc. is sometimes referred to as "we," "us" or "our."

               Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 3,900,000 shares of our common stock reserved for issuance under the 1999 Equity Incentive Plan (the "Plan"), which increase was approved by our board of directors on October 10, 1999 and approved by our stockholders on May 25, 2000.

               Pursuant to General Instruction E, we incorporate by reference the following documents filed with the Commission pursuant to Section 13 of the Exchange Act (File No. 0-27877):

                  - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  - Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000;

                  - Description of our common stock contained in our registration statement on Form 8-A12G filed with the Commission on October 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

                  - Registration Statement on Form S-8 (File No. 333-91059) filed with the Commission on November 16, 1999; and

                  - All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

               Information that we file later with the Commission will automatically update and supersede this information.

Item 8.        EXHIBITS.
               --------

Exhibit
Number
-------
5.1           Opinion of Latham & Watkins
10.1*         1999 Equity Incentive Plan
23.1          Consent of Latham & Watkins (included in Exhibit 5.1).
23.2          Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (included on page 3 of this registration statement).

------------------------

*Incorporated by reference to the registrant's definitive proxy statement filed on April 26, 2000 (File No. 0-27877).

ITEM 9.  UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant, Next Level Communications, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rohnert Park, State of California, on this 14th day of August, 2000.

                                     NEXT LEVEL COMMUNICATIONS, INC.


                                     By:   /s/  James T. Wandrey
                                           -----------------------------------
                                           James T. Wandrey
                                           Senior Vice President and Chief
                                           Financial Officer

                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Peter W. Keeler and Keith A. Zar, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                                    Date
           ---------                             -----                                    ----
/s/  Peter W. Keele               Chief Executive Officer (Principal                August 14, 2000
------------------------------       Executive Officer), Chairman of
Peter W. Keeler                      the Board and President


/s/  James T. Wandrey             Senior Vice President and Chief                   August 14, 2000
------------------------------       Financial Officer (Principal
James T. Wandrey                     Financial and Accounting
                                     Officer)


                                  Director                                          August 14, 2000
------------------------------
Lynn Forester


/s/  Ferdinand C. Kuznik          Director                                          August 14, 2000
------------------------------
Ferdinand C. Kuznik


/s/  Paul S. Latchford            Director                                          August 14, 2000
------------------------------
Paul S. Latchford

/s/  John McCartney               Director                 August 14, 2000
-------------------------------
John McCartney


/s/  Dennis Rheault               Director                 August 14, 2000
-------------------------------
Dennis Rheault


                                  Director                 August 14, 2000
-------------------------------
Richard Severns

                                INDEX TO EXHIBITS



Exhibit
Number
------
5.1              Opinion of Latham & Watkins.
10.1*            1999 Equity Incentive Plan
23.1             Consent of Latham & Watkins (included in Exhibit 5.1).
23.2             Consent of Deloitte & Touche LLP.
24.1             Power of Attorney (included on page 3 of this registration statement).

------------------------

*Incorporated by reference to the registrant's definitive proxy statement filed on April 26, 2000 (File No. 0-27877).